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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



             Date of earliest event reported: October 10, 2000



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

  On October 10, 2000, President Casinos, Inc., a Delaware corporation (the "Company"), consummated the sale of certain assets utilized in its Davenport, Iowa operations to Isle of Capri Casinos, Inc. ("Isle of Capri") pursuant to the terms and conditions of an Asset Sale Agreement, dated as of July 19, 2000 (the "Agreement"), by and among The Connelly Group, L.P., a limited partnership in which the Company holds a 95% ownership interest ("TCG"), TCG/Blackhawk, Inc., an Iowa corporation and wholly-owned subsidiary of the Company ("Blackhawk"), IOC-Davenport, Inc., an Iowa corporation, and Isle of Capri. Pursuant to the Agreement, Isle of Capri purchased substantially all of the assets and assumed certain liabilities relating to the Company's Davenport casino gaming and hotel operations, including the M/V "President," a five-deck, steel-hulled passenger vessel located on the Mississippi River in Davenport on which the gaming operations are conducted, and the Blackhawk Hotel, a 191-room hotel located approximately three blocks from the Company's gaming operations. The purchase price paid by Isle of Capri upon closing of the transaction was $58,200,000 in cash, which amount is subject to certain post-closing adjustments. The consideration payable pursuant to the Agreement was determined through arm's-length negotiations between the parties to the Agreement.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Pursuant to Item 7(a)(4) of Form 8-K, Registrant will file the required financial statements of the acquired business and pro forma financial information as soon as practicable, but not later than 60 days after the date on which this report is filed.

(b)  Pro forma financial information.  See Item 7(a) above.

(c)  Exhibits.  See Exhibit Index.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 20, 2000

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  99       Press Release, dated October 10, 2000.